Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2013 relating to the financial statements, which appears in Tower Group International, Ltd.’s Current Report on Form 8-K dated March 28, 2013.

/s/ PricewaterhouseCoopers

Hamilton, Bermuda

March 28, 2013